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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                                  April 5, 2000
                Date of Report (date of Earliest Event Reported)


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                      1-11601                34-1816760
 (State or Other Jurisdiction of   (Commission File No.)      (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


                      30000 AURORA ROAD, SOLON, OHIO 44139
              (Address of principal executive offices and zip code)


                                 (440) 349-1000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)




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ITEM 5. OTHER EVENTS

              On April 10, 2000, a wholly-owned subsidiary of National Auto Credit, Inc. ("NAC") purchased a 50% Membership Interest in the Angelika Film Center, LLC ("AFC") from Reading Entertainment, Inc. ("Reading"). AFC is the owner and operator of the Angelika Film Center, consisting of a multiplex cinema and cafe complex, located in the Soho District of Manhattan in New York City. The 50% Membership Interest was purchased for 8,999,900 shares of the Common Stock of NAC and 100 shares of Series A Preferred Stock (representing 100% of the Class of Series A Convertible Preferred Stock outstanding). As a result of the transfer, AFC is now owned 50% by NAC, 33.33% by Reading and 16.67% by Sutton Hill Associates. The Angelika will continue to be managed by the City Cinemas Chain. The foregoing is merely a summary description of the acquisition of a 50% Membership Interest in AFC by NAC. It is subject to the more complete description set forth in the Purchase Agreement among National Auto Credit, Inc., National Cinemas, Inc., FA, Inc. and Reading Entertainment, Inc. dated as of April 5, 2000, attached hereto as Exhibit 10.1, and incorporated herein by reference. Reference is also made to that certain Registration Rights Agreement attached hereto as Exhibit 10.2, and incorporated herein by reference, pursuant to which demand registration rights were granted to Reading.

              The NAC Series A Convertible Preferred Stock is convertible into shares of NAC Common Stock on a one for one basis, subject to traditional antidilution adjustment; it votes share for share with the Common Stock as a single class, provided that as a class the Series A Preferred must separately approve any NAC charter or bylaw amendments; it has a liquidation value of $1.50 per share; and is entitled to a dividend preference equal to any dividends declared on the NAC Common Stock (determined on a per share basis). The foregoing is merely a summary description of the Series A Convertible Preferred Stock. It is subject to the more complete description set forth in the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Special Rights and the Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of the Series A Convertible Preferred Stock of National Auto Credit, Inc., attached hereto as Exhibit 10.3, and incorporated herein by reference.

              NAC also purchased from Reading two separate and independent options to acquire additional cinema assets owned by Reading in the United States. Under the first option, NAC has the right to acquire the remaining 33.33% Membership Interest in AFC owned by Reading in exchange for the issuance of an additional 6 million shares of NAC Common Stock. To the extent authorized but unissued shares of NAC Common Stock are not available for such purpose, NAC has the right to substitute cash for such shares at the rate of $1.50 per share. The option can be exercised for a period of 45 days, through and including
May 20, 2000. The remaining 16.67% interest would continue to be owned by Sutton Hill Associates, and the Angelika would continue to be managed by the City Cinemas Chain. The foregoing is merely a summary description of an option to acquire the remaining 33.33% Membership Interest in AFC by NAC. It is subject to the more complete description set forth in the Option Letter, attached hereto as Exhibit 10.4, and incorporated herein by reference.

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              Under the second option, which is independent of the first option,
NAC has the right to acquire the remainder of Reading's domestic cinema exhibition assets for cash (including Reading's rights to acquire the City Cinemas Chain of cinemas and related real estate in Manhattan), and, if NAC has not previously exercised its option to acquire Reading's 33.33% interest in AFC for stock, Reading's remaining interest in AFC. If NAC exercises this right, it is required to give to Reading's affiliate, Citadel Holding Corporation, a right to participate in such transaction on a 50/50 basis with NAC. The option can be exercised for a period of 60 days, through and including June 5, 2000. NAC has paid to Reading $500,000 in consideration of this option. NAC has the right to extend the option for two 30 day periods by payment of an additional $100,000 for each such 30 day extension period. The purchase price would be based on a value of $27,000,000 for Angelika and the lower of the historical cost or fair value for the remainder of Reading's assets. The decision whether or not to proceed with the exercise of either or both of such options rests with NAC and not with Reading. The foregoing is merely a summary description of NAC's option to acquire Reading's remaining domestic cinema exhibition assets. It is subject to the more complete description set forth in the second of the two Option Letters attached hereto as Exhibit 10.5, and incorporated herein by reference.

              NAC's Board of Directors elected former NAC directors William S. Marshall and John A. Gleason to fill the two vacancies on the Board of Directors that resulted from the prior resignations of Allen D. Rice and Richard M. Cohen.

              The Board of Directors is assessing its strategic business alternatives and will announce the direction it intends to take in its business when the Board has fully weighed the available alternatives and has reached a decision.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (c)   Exhibits.

                      10.1 Purchase Agreement among National Auto Credit, Inc., National Cinemas, Inc., FA, Inc. and Reading Entertainment, Inc., dated as of April 5, 2000.

                      10.2 Registration Rights Agreement, dated as of April 5, 2000.


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                      10.3    Certificate of Designation, Number, Powers,
                              Preferences and Relative, Participating, Optional and Other Special Rights and the Qualifications, Limitations, Restrictions, and Other Distinguishing Characteristics of the Series A Convertible Preferred Stock of National Auto Credit, Inc., dated as of April 5, 2000.

                      10.4    Option Letter 1, dated as of April 5, 2000.


                      10.5    Option Letter 2, dated as of April 5, 2000.




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                                    SIGNATURE
                                    ---------

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NATIONAL AUTO CREDIT, INC.


Date:    April 20, 2000                    By:      /s/ David L. Huber
         --------------                    ------------------------------------
                                                    David L. Huber
                                                    Chairman



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                                 EXHIBIT INDEX
                                 -------------

   Exhibit                                                     Page
   -------                                                    -------

    10.1     Purchase Agreement among National Auto              5
             Credit, Inc., National Cinemas, Inc., FA, Inc.
             and Reading Entertainment, Inc.,
             dated as of April 5, 2000.

    10.2     Registration Rights Agreement, dated as of         54
             April 5, 2000.

    10.3     Certificate of Designation, Number,                72
             Powers, Preferences and Relative,
             Participating, Optional and Other Special
             Rights and the Qualifications,
             Limitations, Restrictions, and Other
             Distinguishing characteristics of the
             Series A Convertible Preferred Stock of
             National Auto Credit, Inc., dated as of
             April 5, 2000.

    10.4     Option Letter 1, dated as of April 5,              80
             2000.

    10.5     Option Letter 2, dated as of April 5,              85
             2000.


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